Exhibit 99.1

MGC Diagnostics Corporation 350 Oak Grove Parkway Saint Paul, MN 55127 Telephone: (651) 484-4874 Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

MGC Diagnostics Corporation Appoints Wesley W. Winnekins as Executive Vice President, Finance and Corporate Development; Winnekins will also serve as Chief Financial Officer

SAINT PAUL, MN (February 4, 2013) — MGC Diagnostics Corporation (NASDAQ: MGCD), a global medical technology company, today announced the appointment of Wesley W. Winnekins as Executive Vice President, Finance and Corporate Development, effective immediately. Mr. Winnekins will also serve as the Company’s Chief Financial Officer.

In connection with the appointment of Mr. Winnekins, the Company will be entering into a Separation Agreement with its prior Chief Financial Officer, Robert M. Wolf. Mr. Wolf’s last day as Chief Financial Officer was January 31, 2013.

Prior to joining MGC Diagnostics, Mr. Winnekins served as Chief Financial Officer of Snap Fitness, Inc., a multi-national franchisor of 24/7 express fitness clubs from February 2011 to October 2012. Prior to that, he was employed by Health Fitness Corporation from February 2001 to December 2010, serving as Executive Vice President, Finance and Operations from March 2010 to December 2010, and as Chief Financial Officer and Treasurer from February 2001 to February 2010. Prior to working at Health Fitness Corporation, Mr. Winnekins served in finance and management capacities for several public and private companies, including health and fitness companies, from October 1987 to February 2001. From May 1985 to October 1987, Mr. Winnekins served in the audit practice at Arthur Andersen. Mr. Winnekins received a Bachelor’s in Business Administration with a major in Accounting from Iowa State University and has passed the CPA exam.

Gregg O. Lehman, Ph.D., President and Chief Executive Officer of MGC Diagnostics, said, “I am pleased to have Wes Winnekins join our management team. He is a proven public company financial executive with a broad skill set that includes SEC financial reporting, mergers and acquisitions, and a highly developed network of professionals that spans a career of more than 25 years. These credentials will make Wes an invaluable partner as we continue to execute our strategic plan.”

“I want to express my appreciation to Rob Wolf who has left the Company to pursue other opportunities,” continued Dr. Lehman. “Rob has been a valuable member of our leadership team and has provided stability and solid performance during his tenure as CFO. I am grateful for his contributions and wish him the best in the future.”

About MGC Diagnostics

MGC Diagnostics Corporation (NASDAQ: MGCD), (formerly Angeion Corporation), is a global medical technology company dedicated to cardiorespiratory health solutions. MGC Diagnostics develops, manufactures and markets non-invasive diagnostic systems. This portfolio of products provides solutions for disease detection, integrated care, and wellness across the spectrum of cardiorespiratory healthcare. The Company’s products are sold internationally through distributors and in the United States through a direct sales force targeting heart and lung specialists located in hospitals, university-based medical centers, medical clinics, physicians’ offices, pharmaceutical companies, medical device manufacturers, and clinical research organizations (CROs). For more information about MGC Diagnostics, visit www.mgcdiagnostics.com.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, MGC Diagnostics Corporation may make forward−looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward−looking statements, the Company claims the protection of the safe harbor for forward−looking statements contained in federal securities laws. These forward−looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward−looking statements. For a list of these factors¸ see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,“ in the Company’s Form 10-K for the year ended October 31, 2012, and any updates in subsequent filings on Form 10-Q or Form 8-K under the Securities Exchange Act of 1934.

Contact:	Gregg O. Lehman, Ph.D.	Joe Dorame, Robert Blum, Joe Diaz
	MGC Diagnostics Corporation	Lytham Partners, LLC
	Chief Executive Officer	(602) 889-9700
	(651) 484-4874	mgcd@lythampartners.com